Exhibit 99.2

KeySpan Corporation                                        For Immediate Release


Contacts:         Investors                                Media Relations
                  Michael J. Taunton                       Andrea Staub
                  718.403.3265                             516.545.5052
                                                           516.824.1241 (beeper)


                     KeySpan Updates 2003 Earnings Guidance



BROOKLYN, N.Y., January 13, 2003 -- KeySpan Corporation (NYSE: KSE) announced today it has updated its 2003 consolidated earnings guidance to $2.45 to $2.60 per share, due to the pending sale of 13.9 million shares of common stock to Credit Suisse First Boston. Earnings from core operations are now forecast to be $2.15 to $2.20 per share and earnings from Exploration and Production are forecast to be $0.30 to $0.40 per share. The Company said it expects to use the net proceeds from the equity sale to initially pay down commercial paper.

"This equity transaction is consistent with our financial objectives to further strengthen our balance sheet and improve our financial ratios," said Robert B. Catell, chairman and CEO of KeySpan. "The sale of this equity will immediately reduce our debt to capitalization ratio by approximately 450 basis points and strengthen our financial position. The effect of this transaction coupled with expected interest rate savings from the pay down of commercial paper results in dilution of approximately 7% per share."

"We are also reconfirming our 2002 earnings guidance of $2.60 to $2.75 per share," said Mr. Catell. "In addition, we continue to assess potential opportunities for the sale or monetization of our non-core assets to further improve our balance and remain focused on growing our core businesses."

This announcement shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors may obtain a copy of the prospectus relating to the offering when available from Credit Suisse First Boston, Prospectus Dept., One Madison Avenue, New York, NY 10010.

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A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and approximately 12,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.